Exhibit 99.2

ELECTION FORM AND LETTER OF TRANSMITTAL

To accompany certificates of common stock, par value $5.00 per share,

of First City Bank

DESCRIPTION OF SHARES SURRENDERED (Please fill in. Attach separate schedule if needed.)

Names(s) and Address of Registered Holder(s)
(Please correct details if incorrect or fill in, if blank).
Please ensure name(s) appear(s) exactly as on Certificates).	Certificate No(s)	Number of Shares

TOTAL SHARES

     Mail or deliver this Election Form and Letter of Transmittal, together with the certificate(s) representing your shares, to the Exchange Agent:

American Stock Transfer & Trust Company
59 Maiden Lane
Plaza Level
New York, New York 10038
Attn: Reorganization Department
For Information Call: (800) 937-5449

PLEASE RETURN IN THE ACCOMPANYING BROWN ENVELOPE

Method of delivery of the certificate(s) is at the option and risk of the owner thereof. See Instruction 5.

ELECTION DEADLINE IS 5:00 P.M., NEW YORK TIME, ON NOVEMBER 29, 2004

If your Certificate(s) has been lost, stolen, misplaced or mutilated contact the Exchange Agent at the number above. See Instruction 3.

     On November 30, shareholders of First City Bank (“First City”) will be asked to approve the Agreement and Plan of Merger dated as of July 16, 2004 (the “Merger Agreement”) by and among Webster Financial Corporation (“Webster”), Webster Bank, N.A. (“Webster Bank”) and First City, pursuant to which First City will be acquired by Webster Financial. Under the Merger Agreement, you, as a First City shareholder, have the option to elect to receive (i) $27.00 in cash, without interest, (ii) 0.57 shares of Webster common Stock or (iii) a combination of cash and Webster common stock, for each share of First City common stock you own, subject to the allocation and proration procedures in the Merger Agreement. For a full discussion of the merger and effect of this election, see the Proxy Statement/Prospectus dated October 14, 2004.

This election governs the consideration that you, as a stockholder of First City, will receive if the merger is approved and consummated. This election may also affect the income tax treatment of the consideration that you receive.

          Complete the box below to make an election (1) to have each of your shares of First City common stock converted into the right to receive 0.57 shares of Webster common stock, (a “Stock Election”), OR (2) to have each of your shares of First City common stock converted into the right to receive $27.00 per share (a “Cash Election”), OR (3) to have your shares of First City converted into the right to receive a combination of shares of Webster common stock and cash OR (4) to indicate that you make no election. If the “NON-ELECTION” box is checked, you will receive consideration pursuant to the allocation and proration procedures set forth in the Merger Agreement.

ELECTION

I hereby elect to receive the following as consideration for my shares of First City common stock:

(check only one box)

☐	STOCK ELECTION - Each share of First City common stock converted into 0.57 shares of Webster common stock per share.

☐	CASH ELECTION - Each share of First City common stock converted into cash payment of $27.00 per share.

☐	COMBINATION STOCK/CASH ELECTION – Exchange shares of First City common stock for Webster common stock and the remainder for cash (“Combination Election”). (Please write in the blank the number of shares you would like to exchange for Webster common stock.)

☐	NON-ELECTION – Each share of First City common stock converted into cash, shares of Webster common stock or a combination of shares of Webster common stock and cash, subject to allocation and proration procedures set forth in the Merger Agreement.

You will be deemed to have made a NON-ELECTION if:

A.	No choice is indicated above;

B.	You fail to follow the instructions on this Election Form and Letter of Transmittal (including submission of your First City common stock certificates) or otherwise fail to properly make an election; or

C.	A completed Election Form and Letter of Transmittal (including submission of your First City common stock certificates) is not actually received by the Election Deadline.

          The Merger Agreement provides that 40% of the shares of First City common stock issued and outstanding on the date of the merger must be converted into cash and 60% of the total number of shares of First City common stock issued and outstanding on the date of the merger must be converted into shares of Webster common stock. The Merger Agreement contains allocation and proration procedures to achieve this result. Accordingly, no guarantee can be made that you will receive your election choice, and depending on the elections of other First City stockholders, the amount of cash and stock that you receive may differ from the amounts you elect to receive.

          To be effective, this Election Form and Letter of Transmittal must be properly completed, signed and delivered to the Exchange Agent, together with the certificates representing your shares, at the address above prior to the Election Deadline.

     The undersigned represents that I (we) have full authority to surrender the certificate(s) for exchange without restriction. Please issue the new certificate and check in the name shown above to the above address unless instructions are given in the boxes below.

SPECIAL ISSUANCE/PAYMENT INSTRUCTIONS	SPECIAL DELIVERY INSTRUCTIONS
Complete ONLY if the new certificate and/or check is to be issued in a name which differs from the name on the surrendered certificate(s). Issue to:	Complete ONLY if the new certificate and/or check is to be mailed to some address other than the address reflected above. Mail to:

Name:	Name:
Address:	Address:

(Please also complete Substitute Form W-9 on page 4 AND See instructions regarding signature guarantee. See Instructions 7, 8 and 9)	See Instruction 8

     YOU MUST SIGN IN THE BOX BELOW

* SIGNATURE(S) REQUIRED *	SIGNATURE(S) GUARANTEED (IF REQUIRED)
Signature of Registered Holder(s) or Agent	See Instruction 7.
Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on stock certificate(s). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation acting in a fiduciary or representative capacity, or other person, please set forth full title. See Instructions 6, 7 and 8.
Unless the shares are tendered by the registered holder(s) of the common stock, or for the account of a member of a “Signature Guarantee Program” (“STAMP”), Stock Exchange Medallion Program (“SEMP”) or New York Stock Exchange Medallion Signature Program (“MSP”) (an “Eligible Institution”), your signature(s) must be guaranteed by an Eligible Institution.

Registered Holder	Authorized Signature

Registered Holder	Name of Firm

Title, if any	Address of Firm – Please Print

Date: Phone No. :

Also: Sign and provide your tax ID number on page 5 of this form.

INSTRUCTIONS

(Please read carefully the instructions below)

     1. Election Deadline: For any election contained herein to be considered, this Election Form and Letter of Transmittal, properly completed and signed, together with the related First City common stock certificates, must be received by the Exchange Agent at the address on the front of this Election Form and Letter of Transmittal no later than 5:00 P.M., NEW YORK TIME, ON NOVEMBER 29, 2004. The Exchange Agent, in its sole discretion, will determine whether any Election Form and Letter of Transmittal is received on a timely basis and whether an Election Form and Letter of Transmittal has been properly completed. If you do not respond prior to the Election Deadline, another mailing will occur requesting you to present your stock certificates and you will receive cash, shares of Webster or a combination of cash and shares of Webster common stock for your shares of First City.

     2. Revocation or Change of Election Form: Any Election Form and Letter of Transmittal may be revoked or changed by written notice from the person submitting such form to the Exchange Agent, but to be effective such notice must be received by the Exchange Agent at or prior to the Election Deadline. The Exchange Agent will have discretion to determine whether any revocation or change is received on a timely basis and whether any such revocation or change has been properly made.

     3. Surrender of Certificate(s); Lost Certificate(s): For any election contained herein to be effective, this Election Form and Letter of Transmittal must be accompanied by the certificate(s) evidencing your shares and any required accompanying evidences of authority. If your certificate(s) has been lost, stolen, misplaced or destroyed, contact the Exchange Agent for instructions at 1-800-937-5449 prior to submitting this Election Form and Letter of Transmittal.

     4. Termination of Merger: In the event of termination of the Merger Agreement, the Exchange Agent will promptly return stock certificates representing shares of First City common stock. Certificates representing shares of First City common stock held directly by First City stockholders will be returned by registered mail. Return of certificates other than by registered mail will only be made at the expense, written direction and risk of the requesting First City stockholder, accompanied by a pre-paid, pre-addressed return courier envelope sent to the Exchange Agent.

     5. Method of Delivery: Your old certificate(s) and the Election Form and Letter of Transmittal must be sent or delivered to the Exchange Agent. Do not send them to Webster or First City. The method of delivery of certificates to be surrendered to the Exchange Agent at the address set forth on the front of the Election Form and Letter of Transmittal is at the option and risk of the surrendering stockholder. Delivery will be deemed effective, and the risk of loss will pass, only when received. If the certificate(s) are sent by mail, registered mail with return receipt requested and properly insured, is suggested. In all cases, sufficient time should be allowed to ensure timely delivery. A return envelope is enclosed.

     6. New Certificate/Check Issued in the Same Name: If the new certificate and/or check are issued in the same name as the surrendered certificate is registered, the Election Form and Letter of Transmittal should be completed and signed exactly as the surrendered certificate is registered. Do not sign the certificate(s). Signature guarantees are not required if the certificate(s) surrendered herewith are submitted by the registered owner of such shares who has not completed the section entitled “Special Issuance/Payment Instructions” or are for the

account of an Eligible Institution. If any of the shares surrendered hereby are owned by two or more joint owners, all such owners must sign this Election Form and Letter of Transmittal exactly as written on the face of the certificate(s). If any shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Election Forms and Letters of Transmittal as there are different registrations. Election Forms and Letters of Transmittal executed by trustees, executors, administrators, guardians, officers of corporations, or others acting in a fiduciary capacity who are not identified as such in the registration must be accompanied by proper evidence of the signer’s authority to act.

     7. New Certificate/Check Issued in Different Name: If the section entitled “Special Issuance/Payment Instructions” is completed then signatures on this Election Form and Letter of Transmittal must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents’ Medallion Program (each an “Eligible Institution”). If the surrendered certificates are registered in the name of a person other than the signer of this Election Form and Letter of Transmittal, or if issuance is to be made to a person other than the signer of this Election Form and Letter of Transmittal, or if the issuance is to be made to a person other than the registered owner(s), then the surrendered certificates must be endorsed or accompanied by duly executed stock powers, in either case signed exactly as the name(s) of the registered owners appear on such certificate(s) or stock power(s), with the signatures on the certificate(s) or stock power(s) guaranteed by an Eligible Institution as provided herein.

     8. Special Issuance/Payment and Delivery Instructions: Indicate the name and address in which the new certificate and/or check is to be sent if different from the name and/or address of the person(s) signing this Election Form and Letter of Transmittal. The stockholder is required to give the social security number or the employer identification number of the record owner of the Shares. If Special Issuance/Payment Instructions have been completed, the stockholder named therein will be considered the record owner for this purpose.

     9. Substitute Form W-9: Under the Federal income tax law, a non-exempt stockholder is required to provide the Exchange Agent with such stockholder’s correct Taxpayer Identification Number (“TIN”) on the Substitute Form W-9 below. If the certificate(s) are in more than one name or are not in the name of the actual owner, consult the enclosed Substitute Form W-9 guidelines for additional guidance on which number to report. Failure to provide the information on the form may subject the surrendering stockholder to 30% federal income tax withholding on the payment of any cash. The surrendering stockholder must check the box in Part III if a TIN has not been issued and the stockholder has applied for a number or intends to apply for a number in the near future. If a TIN has been applied for and the Exchange Agent is not provided with a TIN before payment is made, the Exchange Agent will withhold 30% on all payments to such surrendering stockholders of any cash consideration due for their former shares. Please review the attached Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional details on what Taxpayer Identification Number to give the Exchange Agent.

     10. Additional Information: If you have any questions or require any assistance, you may contact the Exchange Agent at 1-800-937-5449.

PAYER: WEBSTER FINANCIAL CORPORATION

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service	Part I—PLEASE PROVIDE YOUR TIN IN THE SPACE AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	Social Security No. or Employer Identification No.

Payer’s Request for Taxpayer Identification Number (TIN)	Part II—For Payees exempt from backup withholding, see the enclosed Guidelines For Certification of Taxpayer Identification Number on Substitute Form W-9 and complete as instructed therein.		Part II Awaiting TIN: ?

Certification—Under penalties of perjury, I certify that: (1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and (2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.

Certification Instructions—You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you were no longer subject to backup withholding, do not cross out item (2).

Also see instructions in the enclosed Guidelines.

PLEASE SIGN HERE	Signature	Date

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer.—Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the name and number to give the payer.

	Give the		Give the NAME and
	NAME and SOCIAL		EMPLOYER
	SECURITY		IDENTIFICATION
For this Type of Account:	Number of—	For this Type of Account:	Number of—

1. Individual	The individual	6. Sole proprietorship	The owner(3)

2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)	7. A valid trust, estate, or pension trust	The legal entity(4)

3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)	8. Corporate	The corporation

		9. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization

4. a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)	10. Partnership	The partnership

b. So-called trust account that is not a legal or valid trust under state law	The actual owner(1)	11. A broker or registered nominee	The broker or nominee

5. Sole proprietorship	The owner(3)	12. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s social security number.

(3)	You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your social security number or your employer identification number (if you have one).

(4)	List first and circle the name of legal trust, estate or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number: If you don’t have a taxpayer identification number or you don’t know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt from Backup Withholding

Payees specifically exempted from backup withholding include the following:

•	An organization exempt from tax under section 501(a), an individual retirement account, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

•	The United States or any of its agencies or instrumentalities thereof.

•	A State, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities thereof.

•	A foreign government or any of its political subdivisions, agencies or instrumentalities thereof.

•	An international organization or any of its agencies or instrumentalities thereof.

Other payees that may be exempt from backup withholding include:

•	A corporation or a real estate investment trust.

•	A financial institution.

•	A dealer in securities or commodities required to register in the U.S., the District of Columbia, or a possession of the U.S.

•	A common trust fund operated by a bank under section 584(a).

•	An entity registered at all times during the tax year under the Investment Company Act of 1940.

•	A foreign central bank of issue.

•	A middleman known in the investment community as a nominee or custodian.

•	A trust exempt from tax under Section 664 or described in Section 4947.

•	A futures commission merchant registered with the Commodity Futures Trading Commission.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

•	Payments to nonresident aliens subject to withholding under section 1441.

•	Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident alien partner.

•	Payments of patronage dividends where the amount received is not paid in money.

•	Payments made by certain foreign organizations.

•	Section 404(k) payments made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

•	Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided your correct taxpayer identification number to the payer.

•	Payments of tax-exempt interest (including exempt-interest dividends under section 852).

•	Payments described in section 6049(b)(5) to nonresident aliens.

•	Payments on tax-free covenant bonds under section 1451.

•	Payments made by certain foreign organizations.

•	Mortgage interest paid to you.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” IN PART II OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A(a), 6045, 6050A and 6050N and their regulations.

Privacy Act Notice.—Section 6109 requires you to give your taxpayer identification numbers to payers who must file information returns with the IRS to report interest, dividends and certain other income paid to you. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states and the District of Columbia to carry out their tax laws. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number— If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information with Respect to Withholding—If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information—Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.